UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2005

ARTISTdirect, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-30063 (Commission File Number)	95-4760230 (I.R.S. Employer Identification Number)

10900 Wilshire Boulevard, Suite 1400 Los Angeles, California (Address of principal executive offices)		90024 (Zip Code)

(310) 443-5360
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01. Entry into a Material Definitive Agreement.

     On May 23, 2005, ARTISTdirect, Inc., a Delaware corporation (the “Registrant”), entered into an escrow agreement with DRK SoundShore Oasis Holding Fund Ltd. (“Oasis”) and U.S. Bank National Association (the “First Escrow Agreement”). The First Escrow Agreement was entered into in accordance with the terms of a financing commitment letter dated as of April 14, 2005 and delivered by Oasis to the Registrant (the “Oasis Letter of Intent”), whereby Oasis agreed to provide partial funding for a potential acquisition transaction by the Registrant (the “Acquisition Transaction”) involving a potential acquisition candidate (the “Acquisition Candidate”). A copy of the First Escrow Agreement is attached hereto as Exhibit 10.1.

     On May 25, 2005, the Registrant entered into an escrow agreement with CCM Master Qualified Fund, Ltd. (“CCM”) and U.S. Bank National Association (the “Second Escrow Agreement”), which is substantially similar to the First Escrow Agreement. The Second Escrow Agreement was entered into in accordance with the terms of a financing commitment letter dated as of May 25, 2005 and delivered by CCM to the Registrant (the “CCM Letter of Intent”), whereby CCM agreed to provide partial funding for the Acquisition Transaction. A copy of the Second Escrow Agreement is attached hereto as Exhibit 10.2.

     In accordance with the terms of each of the Oasis Letter of Intent and the CCM Letter of Intent, Oasis funded $25,000,000 into the escrow account and CCM funded $15,000,000 into the escrow account, with such amounts to be held in short-term investments in United States Government securities (together, the “Escrow Account”). The funds held in the Escrow Account will only be released to the Registrant if the Registrant consummates the Acquisition Transaction of the Acquisition Candidate under terms and conditions mutually acceptable to the Registrant and each of Oasis and CCM. The funds held in the Escrow Account would then be released to the Registrant and applied toward a portion of the purchase price of convertible debt instruments to be issued by the Registrant to finance in part the Acquisition Transaction. All funds held in the Escrow Account will be returned to Oasis and CCM if (i) the Acquisition Candidate subsequently executes a definitive purchase agreement with a party other than the Registrant, (ii) the Acquisition Candidate affirmatively rejects the Registrant’s purchase offer, or (iii) the Potential Acquisition is not consummated by July 31, 2005.

Item 3.02. Unregistered Sales of Equity Securities.

     On May 23, 2005, the Registrant issued a warrant to purchase up to 100,000 shares of its common stock to Oasis (the “Oasis Warrant”). The Oasis Warrant will only become exercisable if the Acquisition Transaction is (i) terminated by the Registrant or the Acquisition Candidate or (ii) the Acquisition Transaction is consummated, but not funded in part by Oasis. If the Oasis Warrant becomes exercisable, it will have a 5-year term and the initial exercise price will be $1.00 per share, subject to adjustment under certain conditions. If the Registrant consummates the Acquisition Transaction, other than as set forth in clause (ii) above, the Oasis Warrant will be cancelled retroactively and will no longer be in force or effect.

     The Oasis Warrant is the second of two commitment warrants issued to Oasis pursuant to the Oasis Letter of Intent. As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2005, the Registrant issued an initial commitment warrant to Oasis to purchase up to 100,000 shares of its common stock, on substantially the same terms and conditions as the Oasis Warrant. The obligation to issue the first commitment warrant was triggered by delivery by Oasis and acceptance by the Registrant of the Oasis Letter of Intent. The obligation to issue this second and final commitment warrant to Oasis was triggered by the funding of the Escrow Account by Oasis (see also Item 1.01 above).

     On May 25, 2005, the Registrant issued a warrant to purchase up to 60,000 shares of its common stock to CCM (the “CCM Warrant” and together with the Oasis Warrant, the “Commitment Warrants”). The CCM Warrant will only become exercisable if the Acquisition Transaction is terminated by the Registrant or the Acquisition Candidate. If the CCM Warrant becomes exercisable, it will have a 5-year term and the initial exercise price will be $1.00 per share, subject to certain adjustments. If the Registrant consummates the Acquisition Transaction, the CCM Warrant will be retroactively cancelled and will no longer be in force or effect. The obligation to issue this commitment warrant to CCM was triggered by the funding of the Escrow Account by CCM (see also Item 1.01 above).

     The Commitment Warrants were, and if exercised, the equity securities underlying the Commitment Warrants will be, issued in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth in Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

     A copy of the Oasis Warrant and the CCM Warrant are included with this report as Exhibits 4.1 and 4.2, respectively.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

     A list of exhibits required to be filed as part of this report is set forth in the Index to Exhibits, which immediately precedes such exhibits, and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTISTdirect, Inc.
(Registrant)
Date: May 27, 2005	By:	/s/ ROBERT N. WEINGARTEN
Robert N. Weingarten
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Document
4.1	Common Stock Purchase Warrant issued by the Registrant to DKR SoundShore Oasis Holding Fund. Ltd. on May 23, 2005.

4.2	Common Stock Purchase Warrant issued by the Registrant to CCM Master Qualified Fund, Ltd. on May 25, 2005.

10.1	Escrow Agreement dated May 23, 2005, by and between the Registrant, DRK SoundShore Oasis Holding Fund Ltd. and U.S. Bank National Association.

10.2	Escrow Agreement dated May 25, 2005, by and between the Registrant, CCM Master Qualified Fund, Ltd. and U.S. Bank National Association.